Bakken Resources Acquires Producing Mineral Assets

HELENA, MONTANA. December 20, 2017 – Bakken Resources, Inc. (OTC: BKKN) recently completed a purchasing program that acquired certain royalty interests in the Eagle Ford basin in Texas and in the Haynesville basin in Louisiana. Bakken Resources, Inc. was the successful purchaser in a total of nine oil and natural gas mineral rights sales facilitated by EnergyNet, a leading mineral rights auction house based in Amarillo, Texas. The aggregate purchase price was $320,410.

The Eagle Ford mineral rights include seven one-eighth royalty interests in the Eagle Ford Blakeway Unit A (Dimmit County, Texas) operated by Chesapeake Operating, LLC. The 480-acre parcel currently has five producing wells averaging 1,903 barrels of oil per day and 3,702 thousand cubic-feet per day of natural gas. Current well spacing rules enable three additional wells.

The Eagle Ford basin is currently the largest tight oil play in the United States producing more than 2.3 million barrels per day. It spans approximately 11,165 square miles in southern Texas. The Eagle Ford play offers excellent opportunities because of its typically high well quality and because it produces oil, wet gas, and dry gas.

Bakken Resources, Inc. also acquired two 50% wellbore interests in a natural gas well operating in the Haynesville Shale basin near DeSoto Parish, Louisiana. The newly completed natural gas well is operated by Chesapeake Operating, LLC. The well averages 19,955 thousand cubic-feet per day of dry natural gas. This wellbore interest contains a royalty interest of 0.051305% (producing minerals) in the wellbore of the Hunter 20&17-12-12 1H ALT horizontal well located in DeSoto Parish, Louisiana operated by Chesapeake Operating, LLC of Oklahoma City, Oklahoma.

The Haynesville is the third largest shale natural gas play in the United States, estimated at 500 trillion cubic-feet of gas (EIA). The Haynesville basin offers advantages over many other gas basins because of its proximity to natural gas transportation pipelines and the short distance to ports and liquefied natural gas facilities where natural gas can be exported or further distributed. Export opportunities should sustain development within the Haynesville basin for years to come.

“These acquisitions are part of our commitment to expand and diversify our asset portfolio to lower overall risk. While our total expenditure was under $400,000, we believe that current and future production has a strong opportunity to create long-term value for our shareholders. Basins such as the Eagle Ford and Haynesville are strategic priorities,” says Dan Anderson, Bakken’s chief financial officer.

ABOUT BAKKEN RESOURCES, INC.

BAKKEN RESOURCES, INC. is an oil and gas company with activities currently focused on acquiring mineral leases and non-operating oil mineral interests throughout the United States.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, as well as Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than those of historical facts are forward-looking statements. Such statements may pertain to projections of the Company’s future financial position, operations, performance, business strategy, returns, budgets, reserves, levels of production, and costs. They may also address plans and objectives of Company’s management for future operations. The Company typically associates forward-looking statements with words such as “expect,” “anticipate,” “estimate,” “project,” “strategy,” “intend,” “plan,” “target,” “should,” “goal,” “may,” “will,” and “believe.” Forward-looking statements may also be associated with stylistic variants of the terminology just listed.

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For further information please contact Karen Midtlyng, Corporate Secretary, (406) 442-9444.